civeo

Stay Well. Work Well.

Civeo to Acquire Noralta Lodge

Investor Presentation

November 27, 2017

Forward Looking Statements

Statements included in this presentation regarding the proposed transaction; its benefits; increases in Civeo's operating cash flow; pro forma leverage ratio; estimated annual revenues under contracts; expected synergies; contract visibility; opportunities, timing, expense and effects of the transaction; financial and operational performance and other attributes of Civeo following the completion of the transaction, and other statements that are not historical facts, are forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933). Forward-looking statements include words or phrases such as "anticipate," "believe," "contemplate," "estimate," "expect," "intend," "plan," "project," "could," "may," "might," "should," "will" and words and phrases of similar import. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these forward-looking statements.

With respect to forward-looking statements regarding estimated annual revenues under two Noralta contracts, such statements are subject to the risks of early termination of the contracts, failure to extend the contracts beyond their primary term, a decrease in demand under the contracts below Civeo's expectations and other risks described below. One of such contracts extends through May 2019, with customer extension options through May 2022, and the second contract has a primary term through 2027, with early termination by the customer permitted starting in 2021.

Risks and uncertainties with respect to forward-looking statements included herein also include, among other things, the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect Civeo's business and the price of its common shares, risks associated with the failure to satisfy the conditions to the consummation of the transaction, including the approval of Civeo's issuance of shares by its shareholders and the receipt of certain governmental and regulatory approvals, risks associated with the ability of Civeo to successfully integrate Noralta's operations, risks associated with the ability of Civeo to implement its plans, forecasts and other expectations with respect to Noralta's business after the completion of the proposed transaction and to realize the anticipated synergies and cost savings in the time frame anticipated or at all, risks associated with the occurrence of any event, change or other circumstance that could give rise to the termination of the share purchase agreement, risks associated with the effect of the announcement or pendency of the transaction on Civeo's or Noralta's business relationships, operating results and business generally, risks that the proposed transaction disrupts current plans and operations of Civeo or Noralta and potential difficulties in employee retention as a result of the transaction, risks related to diverting management's attention from Civeo's and Noralta's ongoing business operations, risks associated with any legal proceedings that may be instituted related to the share purchase agreement or the transactions contemplated thereby, risks associated with the general nature of the accommodations industry (including lower than expected room requirements), risks associated with the level of supply and demand for oil, coal, natural gas, iron ore and other minerals, including the level of activity and developments in the Canadian oil sands, the level of demand for coal and other natural resources from Australia, and fluctuations in the current and future prices of oil, coal, natural gas, iron ore and other minerals, risks associated with currency exchange rates, risks associated with Civeo's redomiciliation to Canada, including, among other things, risks associated with changes in tax laws or their interpretations, risks associated with the development of new projects, including whether such projects will continue in the future, and other factors discussed in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections of Civeo's annual report on Form 10-K for the year ended December 31, 2016, subsequent quarterly reports on Form 10-Q and other reports Civeo may file from time to time with the U.S. Securities and Exchange Commission. Each forward-looking statement contained in this presentation speaks only as of the date of this presentation. Except as required by law, Civeo expressly disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication does not constitute an offer to buy, or solicitation of an offer to sell, any securities of Civeo. This communication relates to a proposed transaction between Civeo and Noralta that will become the subject of a proxy statement to be filed with the U.S. Securities and Exchange Commission (the "SEC") that will provide full details of the proposed transaction and the attendant benefits and risk. This communication is not a substitute for the proxy statement or any other document that Civeo may file with the SEC or send to its shareholders in connection with the proposed transaction. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT Civeo, Noralta AND THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC's website, www.sec.gov. In addition, copies of the proxy statement and other relevant documents (when they become available) may be obtained free of charge by accessing Civeo's website at www.Civeo.com by clicking on the "Investors" link, or upon written request to Civeo, 333 Clay Street, Suite 4980, Houston, Texas 77002, Attention: Investor Relations. Shareholders may also read and copy any reports, statements and other information filed by Civeo with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC's website for further information on its public reference room.

Participants in the Solicitation

Civeo and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders in respect of the transaction under the rules of the SEC. Information regarding Civeo's directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 23, 2017, and in its definitive proxy statement filed with the SEC on April 10, 2017 in connection with its 2017 annual meeting of shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in Civeo's proxy statement and other relevant materials to be filed with the SEC when they become available. Investors should read the proxy statement and other relevant documents carefully when they become available before making any voting or investment decisions.

Executive Summary

Consideration Details	▪ **Civeo Corporation ("Civeo") and Noralta Lodge Ltd. ("Noralta") have entered into a definitive agreement for Civeo to acquire 100% of Noralta's equity for approximately C$367 million (or US$289 million) on a cash-free, debt-free basis, subject to adjustments, comprising approximately:** – C$210 million (or US$165 million) in cash; – 32.8 million Civeo common shares (or US$69 million, valued at $2.10 per share) issued to Noralta's equity holders; and – Non-voting convertible preferred equity issued to Noralta's equity holders with a 2.0% dividend rate initially convertible into 29.3 million Civeo common shares.
Noralta Overview	▪ **Noralta is a premier, Alberta-based provider of remote accommodations to the Canadian oil sands region with more than 7,800 guest rooms across eleven lodges** ▪ **Noralta generated C$155 million, C$32 million and C$71 million of revenue, net income and EBITDA respectively, during the twelve month period ended August 31, 2017**
Transaction Highlights	▪ **Transaction strengthens Civeo's workforce accommodations offering with multiple complementary locations and a large percentage of premium private rooms** ▪ **Transaction offers several immediate financial benefits to Civeo's shareholders** – Increases standalone LTM operating cash flow by approximately 75% on a pro forma basis – Reduces Civeo's 3Q'17 leverage ratio from 4.4x standalone to 3.2x on a pro forma basis ▪ **Noralta provides greater revenue visibility through contracts in place with two major investment grade oil sands producers with estimated, aggregate annual revenues of at least C$130 million during their terms** ▪ **Underscoring confidence in the strategy and direction of the combined business, Noralta's shareholders will receive a meaningful amount of equity in Civeo** – Civeo's existing shareholders will retain 68% of fully-diluted economic interest; Noralta shareholders 32% ▪ **Expected annual synergies of C$10 million by 2019, primarily related to operational and corporate efficiencies**

Note: Analysis assumes an exchange rate of 0.79 USD to CAD

Civeo

Strategic Rationale for Transaction

Solidifies Financial and Competitive Position in Canadian Oil Sands Region

Strengthens Civeo's Workforce Solutions Portfolio	▪ Positions Civeo to better support the success of its customers over the entire life of their projects ▪ Multiple complementary locations with a large percentage of premium private rooms ▪ Enhanced ability to provide innovative home-to-home workforce accommodation solutions across the Canadian oil sands region
Accelerates Strategic Priorities	▪ Expand Civeo's revenue profile and operate more customer-owned accommodation facilities ▪ Improve quality and ability to expand scope of service offerings, including investing in customer facing technologies
Generates Significant Operating Cash Flow and Strengthens Balance Sheet	▪ Multi-year contracts provide greater revenue visibility ▪ Acquisition would be accretive to operating cash flow and combined company would generate approximately 75% more operating cash flow than Civeo on a standalone basis ▪ Strengthens combined balance sheet through higher operating cash flow and reduced pro forma leverage, providing strategic flexibility
Solidifies Operations-Focused Revenue	▪ Noralta's two largest contracts support operations-focused workforces that service large developed oil sands resources, which we believe will have ongoing room needs even beyond the contract terms already in place ▪ Operations, maintenance and turnaround spending in the Canadian oil sands not tied to greenfield project approvals or marginal cost of new oil sands supply
Enhances First Nations Relationships	▪ Noralta's well established First Nations relationships further enhance Civeo's profile as a leader in partnering with First Nations throughout Western Canada for the mutual benefit of those groups and the combined company ▪ Opportunity to pursue other business development and commercial opportunities

Noralta Overview

Strong Relationships with Blue Chip Customers and Robust Margin Profile

- **Provider of third-party workforce accommodations in Canadian oil sands region**
  - Headquarters in Nisku, Alberta with 632 employees
- **Operates eleven lodges with more than 7,800 guest rooms comprised of 5,720 owned rooms and two customer-owned accommodation facilities of 2,100 rooms**
  - Average age of owned facilities is less than seven years
  - 69% of rooms are premium private room configurations
- **Contracts in place with two major investment grade oil sands producers**
  - Estimated, aggregate annual revenues of at least C$130 million during their terms
- **EBITDA margin during the twelve months ended August 31, 2017 was 46%**

Multi-Year Contracts with Blue-Chip Customers



Summary Financials (C$ in millions)



Revenue
Net Income (Loss)
EBITDA[1]
EBITDA Margin
$200
150
100
50
0
-50
60%
50%
40%
30%
20%
10%
0%
$132
($13)
$25
$95
($10)
$21
$159
$37
$77
$155
$32
$71
FY15[2]
FY16
FY17
LTM 8/31/2017

Note: Noralta's Fiscal Year ends 5/31
(1) For the purposes of this analysis, we used EBITDA for Noralta, a non-GAAP financial measure that is also reconciled to the nearest GAAP financial measure in the Appendix
(2) FY15 results included a C$9.5 million pre-tax stock compensation expense

Noralta's Strong Competitive Position

noralta LODGE

Fort McKay First Nation

DENE KOE
Joint Venture

- Founded in 2016 by Fort McKay First Nation and Noralta, Dene Koe joint venture provides superior open lodging, facilities management and workforce services to companies operating in Northern Alberta

- Key customers focus on aboriginal spending and capacity building

SUNCOR ENERGY

- Canada's largest integrated oil and gas company focused on oil sands (S&P Rating of A-)
- Noralta provides lodging services for Suncor at Fort McMurray Village, Grey Wolf, Hudson and Borealis

Syncrude
Securing Canada's Energy Future

- One of the largest oil sands companies with exploration and development capabilities
- Key JV partners: Suncor with 54% ownership, Imperial Oil (ExxonMobil) with 25% ownership
- Noralta provides lodging services at Fort McMurray Village and Grey Wolf Lodge

Pro Forma Lodge Footprint in Canada

Creating the Partner of Choice for Oil Sands Workforce Accommodations

Overview

- **Will be premier workforce accommodations provider in Canadian oil sands region in the larger workforce accommodations market**
- **Will serve the lifecycle of a customer's project by providing**
  - Mobile and contract camps for initial and exploratory phases
  - Permanent lodges for long-term production and operations phases
- **Strong customer relationships with the top oil sands producers**
- **Combined company will operate 20 lodges across Canada**

Lodge Room Count

Civeo Rooms		Noralta Rooms	
Wapasu	5,246	Fort McMurray Village:	
Athabasca	2,005	Buffalo	573
McClelland Lake	1,997	Black Bear	584
Henday	1,698	Bighorn	686
Beaver River	1,094	Lynx	855
Conklin	1,032	Wolverine	855
Mariana Lake	686	Borealis	1,504
Anzac	526	Grey Wolf	946
Sitka	436	Firebag	664
		Hudson	624
		Wabasca	288
		Red Earth	269
Total	**14,720**	**Total**	**7,848**

Pro Forma Canadian Room Count ~22,600

Pro Forma Company Canadian Lodges


Civeo Lodge
Noralta Lodge
Horn River
Montney
LNG Terminals
Peace River Oil Sands
Athabasca Oil Sands
Cold Lake Oil Sands
Cardium

Creating Value for Stakeholders

An Industry Leader in Financial Performance

(US Dollars in millions)

Key Takeaways

- **Acquiring company with strong EBITDA margins**
- **Growing exposure to less-cyclical operations, maintenance and turnaround spending**
- **Expected annual synergies of C$10 million by 2019, primarily related to operational and corporate efficiencies**
- **Revenue visibility with key blue chip customers supporting day-to-day operations**

Revenue (LTM 9/30/17)



$800
600
400
200
0
$664 (1)
$494
$372
$229
$122 (2)
$114
ATCO
civeo
noralta LODGE
civeo
noralta LODGE

EBITDA (LTM 9/30/17)



$150
120
90
60
30
0
$124
$96 (1)
$68
$56 (2)
$32
$20
civeo
noralta LODGE
ATCO
civeo
noralta LODGE

Enterprise Value



$1,000
800
600
400
200
0
$815
$526
$289
$223
$188
civeo
noralta LODGE
civeo
noralta LODGE

Source: Company filings and FactSet

Note: Pro forma Revenue and EBITDA results shown on a nominal (as-reported) basis; Noralta's figures converted at a constant exchange rate of 0.79 USD to CAD

(1) Reflects Structures & Logistics business; Revenue and EBITDA estimated from 2016 segment performance

(2) Reflects LTM 8/31/17 as Noralta Fiscal Year ends 5/31

Transaction Maximizes Exposure to Full Project Life Cycle

Noralta's Contracts Provide Increased Visibility from Key Customers with Long-Term Operations, Maintenance and Turnaround Projects

Operations

- **Room demand: Stable, recurring personnel needs for ongoing operations**
  - Customers focusing on streamlining costs and driving value from existing projects
- **Commercial opportunities: Increases ability to service operator-owned facilities**
  - Enhances ability to scale up and down to meet the needs of customers, while providing wider variety of accommodation options for workforces



Maintenance & Turnaround

- **Room demand: Planned/unplanned maintenance can drive temporary spikes in manpower requirements**
  - Customers manage timing of turnarounds to avoid labor scarcity
- **Commercial opportunities: Turnaround cycles generate 45-90 day surges in demand for 3rd party accommodations**
  - Customer management of turnaround timing creates more consistent demand profile (typically during Q2 & Q3 each year) for rooms over full-cycle



Construction

- **Room demand: Limited near-term opportunities for new construction**
  - Next new build cycle potentially 3-7 years out
- **Commercial opportunity: Established customers plan to deploy significant incremental capital on debottlenecking and optimization of existing facilities**



Mutual Commitment to Service Quality

Continually Enhancing the Customer Experience Is a Key Strategic Priority

- **Noralta's owned lodges are primarily premium private rooms, which is an important differentiator relative to competing lodge providers**
- **The two companies are committed to sharing safety, operational and customer service best practices as they look to offer a world class product to customers and guests**
- **The combined company will also be able to implement Civeo's customer-facing technologies, such as EDI, Civeo's à-la-carte food ordering system, and mobile check-in into Noralta facilities**

Deluxe Room



Civeo's State-of-the-art Food Ordering System


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YOU MAKE THE CHOICE.

Transaction Consideration Details

- **Under the terms of the agreement, Civeo would acquire 100% of Noralta's equity for approximately C$367 million (or US$289 million) on a cash-free, debt-free basis, subject to adjustments, comprising approximately:**

Cash	▪ **C$210 million (or US$165 million) in cash** – Civeo expects to fund through cash on hand and borrowings under its existing revolving credit facility
Civeo Common Shares	▪ **32.8 million Civeo common shares (or US$69 million, valued at $2.10 per share) issued to Noralta's equity holders** – Noralta's equity holders will be restricted from selling any Civeo common shares for a period of 18 months from the closing date of the transaction – Following the 18-month lock-up period, sales of Civeo common shares by Noralta are limited on a quarterly basis to no more than 10% of the fully diluted (both common and as-converted preferred shares) Civeo common shares issued to Noralta's equity holders in the transaction – Noralta's equity holders also will be subject to customary standstill restrictions and a voting restriction limiting voting rights of common shares held in excess of 15% of the outstanding Civeo common shares
Non-voting Convertible Preferred Equity	▪ **Non-voting convertible preferred equity issued to Noralta's equity holders with a 2.0% dividend rate initially convertible into 29.3 million Civeo common shares** – Noralta's equity holders may convert the preferred equity after two years from closing, at an effective conversion price of US$3.30 per share (initially convertible into 29.3 million Civeo common shares) – Conversion price represents a 64% premium to Civeo's closing price on November 24, 2017 – Civeo may cause the conversion of the preferred equity at any time, provided that the volume-weighted average price per common share is at least US$3.30 – Civeo may also elect to redeem any or all of the preferred equity at any time in cash in an amount equal to the liquidation value of C$123 million (or US$97 million) plus any accrued dividends – Preferred equity subject to mandatory conversion on the fifth year anniversary of the closing date

Note: Analysis assumes an exchange rate of 0.79 USD to CAD

Transaction Consideration Details

(continued)

Governance	▪ **Upon closing, Noralta's equity holders would be granted the right to nominate one mutually agreed upon individual to Civeo's board of directors** – Civeo expanding the board to eight members
Closing	▪ **The transaction is subject to customary closing conditions including:** – Receipt of all required regulatory approvals pursuant to the Competition Act (Canada) and Investment Canada Act – Approval by Civeo shareholders of the issuance of shares in the transaction ▪ **Transaction is anticipated to close in the second quarter of 2018**

Delevering Impact of the Transaction

(US Dollars in millions except for ratios)

	Actuals As Of 9/30/17	Preliminary Pro Forma Combined As Of 9/30/17
Cash	$ 54	$ 10
Current debt	17	17
U.S. Term Loan	24	24
Canadian Term Loan	287	287
Revolving credit facilities	-	121
Total debt	$ 328	$ 449
Total debt to LTM Adjusted EBITDA (Bank Def.)[1]	4.40x	3.22x
Leverage covenant	5.85x	5.85x

Note: Analysis assumes an exchange rate of 0.79 USD to CAD

(1) Adjusted EBITDA (Bank Definition) is a non-GAAP financial measure and is reconciled to the nearest GAAP financial measure in the Appendix. For the purposes of this pro forma analysis, we used EBITDA for Noralta, a non-GAAP financial measure that is also reconciled to the nearest GAAP financial measure in the Appendix

Anticipated Timing

November 27, 2017	▪ Announcement
December 2017	▪ File U.S. proxy statement with SEC ▪ File for regulatory approval from Canadian authorities
January – February 2018	▪ Receipt of regulatory approvals and Competition Act approval
March 2018	▪ Mail proxy
April 2018	▪ Shareholder vote and projected close

The Civeo/Noralta Investment Thesis

Market Leadership, Financial Strength and Strategic Flexibility at Discounted Valuation

Strategic Alignment	▪ Pursuing opportunities to service more customer-owned accommodation facilities ▪ Enhancing customer experience through commitment to safety, service quality and expansion of service offering ▪ Pursuing growth opportunistically with emphasis on returns
Enhanced Competitive Position	▪ Key relationships with investment grade clients across major end markets ▪ Well established relationships with First Nations across Western Canada ▪ Reallocated revenue risk profile towards operations-focused workforces with ongoing room needs even beyond current contract terms
Significant Cash Flow Generation	▪ Acquisition would be accretive to operating cash flow and increases Civeo's standalone operating cash flow by approximately 75% on a pro forma combined basis ▪ Greater revenue visibility from multi-year contracts with investment grade customers ▪ Increased operating leverage of the business as Civeo positions for the recovery in our end markets ▪ Expected annual synergies of C$10 million by 2019, primarily related to operational and corporate efficiencies
Balance Sheet Strength and Flexibility	▪ Improving pro forma combined leverage metrics ▪ Free cash flow maximization and debt reduction are strategic imperatives ▪ Vigilant cost management and capital efficiency

Questions & Answers

Appendix



Civeo EBITDA and Adjusted EBITDA Reconciliation

(U.S. Dollars in millions)

The term EBITDA is defined as net income (loss) plus interest, taxes, depreciation and amortization. The term Adjusted EBITDA is defined as EBITDA adjusted to exclude impairment charges and certain other costs. EBITDA and Adjusted EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for net income or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Additionally, EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included EBITDA and Adjusted EBITDA as supplemental disclosures because its management believes that EBITDA and Adjusted EBITDA provides useful information regarding our ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses EBITDA and Adjusted EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The following table sets forth a reconciliation of EBITDA and Adjusted EBITDA to net income (loss), which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

	LTM 9/30/2017
Net income (loss)	($74.1)
Plus: Interest expense, net	21.3
Plus: Depreciation and amortization	127.9
Plus: Loss on extinguishment of debt	0.8
Plus: Tax provision	(12.8)
EBITDA, as defined	$63.1
Adjustments to EBITDA	
Impairment of fixed assets	$4.5
Adjusted EBITDA	$67.6
Bank Adjustments to Adjusted EBITDA	
Stock-based compensation	$6.2
Interest income	0.1
Other	0.5
Adjusted EBITDA (Bank Definition)	$74.4

Noralta EBITDA Reconciliation

(Canadian Dollars in millions. Prepared under Canadian Accounting Standards for Private Enterprises (ASPE))

The term EBITDA is defined as net income (loss) plus interest, taxes, depreciation and amortization. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for net income or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Additionally, EBITDA may not be comparable to other similarly titled measures of other companies or as calculated based on measures prepared in accordance with U.S. generally accepted accounting principles. EBITDA has been included as a supplemental disclosure because management believes that EBITDA provides useful information regarding the combined company's ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing Noralta's operating performance with the performance of other companies that have different financing and capital structures or tax rates.

The following table sets forth a reconciliation of EBITDA to net income (loss), which is the most directly comparable measure of financial performance calculated under ASPE (in millions) (unaudited):

	Fiscal Year Ended May 31,			LTM
	2015[1]	2016	2017	8/31/2017
Net income (loss)	$ (13)	$ (10)	$ 37	$ 32
Income tax expense	2	(5)	14	13
Depreciation and amortization	24	21	20	18
Gain on extinguishment of debt	-	-	(6)	(6)
Interest expense	12	15	12	14
EBITDA	$ 25	$ 21	$ 77	$ 71

(1) FY15 results included a C$9.5 million pre-tax stock compensation expense